Amendment of Loan Documents


     This Amendment is effective as of the 26th day of December, 1997 and is entered into by and among Blue Valley Ban Corp ("Borrower"), Bank of Blue Valley (the "Subsidiary Bank"), and NationsBank, N.A., successor to Boatmen's First National Bank of Kansas City ("Bank").

     Whereas, Borrower is indebted to Bank as currently evidenced by a Promissory Note dated December 31, 1996 in the face principal amount of $2,887,500 (the "Note") with a current outstanding principal balance of $2,537,500;

     Whereas, the loan evidenced by the Note is governed by the terms of an Agreement dated January 2, 1997 by and among Borrower, the Subsidiary Bank, and Bank (the "Loan Agreement"), and the loan is secured by a Security Agreement dated June 7, 1994 and executed by Borrower in favor of Bank (the "Security Agreement") whereby Borrower pledged a security interest in, among other items of collateral, 258,000 shares of Borrower's stock in the Subsidiary Bank; and

     Whereas, Borrower has, among other requests, requested an additional advance or loan in the amount of $1,500,000 for the purpose of injecting the proceeds thereof into the Subsidiary Bank as a capital contribution, and Bank has agreed to do so upon the terms and conditions hereinafter set forth.

     Now, therefore, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Borrower, the Subsidiary Bank, and Bank agree as follows:

     1.   Amendment of Note. The Note shall be amended as follows:

          a. Bank shall advance $1,500,000 to Borrower on or aboutthe date hereof; therefore, the face principal amount of the Note shall be and hereby is amended to reflect a face principal amount of $4,387,500. Borrower agrees to pay to Bank the current outstanding principal amount under the Note, as so amended, of $4,037,500 according to the terms of the Note, as herein amended.

          b. The "Reference Rate" (i. e., the "Corporate Base Rate") described in the Note shall mean the prime rate of interest ("Prime Rate") established from time to time by Bank, which Prime Rate may not be the best or lowest rate charged by Bank to its customers; and the Note shall be and hereby is amended to reflect the foregoing change.

          c. From the effective date hereof, principal outstanding under the Note, as amended hereby, shall bear interest at the per annum rate equal to Bank's Prime Rate, minus one-half of one percent (0.50%). The interest rate charged under the Note, as amended hereby, shall change as of the date on which Bank makes changes to its Prime Rate.

          d. The "Final Maturity" date set forth in the Note, at which time all sums due under the Note, as amended, shall be due and payable in full, shall be and hereby is changed from January 31, 1998 to January 31, 1999.

          e. Notwithstanding anything to the contrary contained in the Note or the Loan Agreement, the payments paragraph of the Note shall be amended and hereby is amended to read as follows:

               "Borrower shall make a principal payment in the amount of $87,500, plus accrued interest, on January 31, 1998; thereafter, on the 30th day of each April, July, October and January, Borrower shall make a principal payment of $125,000, together with accrued interest outstanding on each such payment date. Borrower shall pay the entire amount outstanding under this Note on January 31, 1999, unless the Final Maturity is extended with Bank's consent."

     2. Amendment of Loan Agreement. The Loan Agreement shall be amended as follows:

          a. Notwithstanding anything to the contrary in the Loan Agreement, the terms thereof shall be changed and hereby are changed to reflect the amended face principal amount of the Note, the amended Maturity Date or Final Maturity, and the amended interest rate, all as more specifically set forth in Section 1 hereof.

          b. Section 1.3 of the Loan Agreement shall be supplemented by adding the following paragraph thereto:

               "It is the Bank's expectation that, if the Borrower reduces the outstanding principal amount of the Note, as amended, to not more than $3,450,000 on or before January 31, 1999, the Bank will consider the renewal and extension of the Final Maturity date as set forth in the Note, as amended, along principally the same terms and conditions. Notwithstanding the foregoing, the Borrower understands and agrees with the Bank that should the Bank determine, in its sole discretion, that the Borrower's credit standing is no longer acceptable to the Bank, the Note, as amended, will not be renewed and extended by the Bank."

          c. Borrower agrees to add, and by the execution hereof adds, two new covenants to the Loan Agreement under Section 3 (Conditions of Lending) as follows:

               "3.5 Borrower shall not pay any dividends or make distributions of any kind on the stock of Borrower.

               3.6 Borrower shall not incur any additional indebtedness."

     3. Security Agreement. The collateral provided for in the Security Agreement shall continue to secure the "Obligations" as defined therein, which shall include indebtedness evidenced by the Note, as amended hereby.

     4. Except as amended hereby, all other terms and conditions in the Note, the Loan Agreement and the Security Agreement shall remain unchanged and in full force and effect.

     5. Borrower represents and warrants to Bank that it is not, as of the effective date hereof, in default under the Note, the Loan Agreement, or the Security Agreement. Borrower further warrants and represents to Bank that as of the effective date hereof Borrower has no claim, counterclaim, defense or set-off with respect to the amounts due to Bank under the Note as amended.


                                        Blue Valley Ban Corp


                                        By:      /s/ Robert D. Regnier
                                        Title:   President



                                        Bank of Blue Valley


                                        By:      /s/ Robert D. Regier
                                        Title:   President



                                        NationsBank, N.A., successor to
                                        Boatmen's First National Bank
                                        of Kansas City


                                        By:      /s/ Deon Pitsor
                                        Title:   Vice President